                                  EXHIBIT 11.1


                           HMT TECHNOLOGY CORPORATION

             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)




                                                                     THREE MONTHS ENDED
                                                                          JUNE 30,
                                                                   ----------------------
                                                                     1997           1996
                                                                    -------       -------
Primary:                                                                  (Unaudited)
Weighted average shares outstanding for the period ..........        41,135        39,965
Net effect of dilutive stock options-based on the
  treasury stock method using average market price ..........         2,986         4,050
                                                                    -------       -------
Shares used in computing per share amounts ..................        44,121        44,015
                                                                    -------       -------
Net income available for common stockholders ................       $15,369       $15,895
                                                                    =======       =======
Net income available for common stockholders per share ......       $  0.35       $  0.36
                                                                    =======       =======


Fully Diluted:
Weighted average shares outstanding for the period ..........        41,135        39,965
Net effect of dilutive stock options-based on the
  treasury stock method using the average market price ......         2,986         4,050
Assumed conversion of 5 3/4% convertible subordinated notes .         9,684             -
                                                                    -------       -------
Shares used in computing per share amounts ..................        53,805        44,015
                                                                    =======       =======
Net income available for common stockholders ................       $15,369       $15,895
                                                                    =======       =======
Add 5 3/4% convertible subordinated note interest, net
  of interest capitalized and income tax effect .............         1,389             -
                                                                    =======       =======
Net income available for common stockholders ................       $16,758       $15,895
                                                                    =======       =======
Net income available for common stockholders per share ......       $  0.31       $  0.36
                                                                    =======       =======